Exhibit 10.1

EXECUTION VERSION

AMENDMENT, CONSENT AND CONFIRMATION AGREEMENT

This AMENDMENT, CONSENT AND CONFIRMATION AGREEMENT (this “Agreement”) is entered into as of January 11, 2016, among ATLANTIC TELE-NETWORK, INC., a Delaware corporation (“Borrower”), each of the subsidiaries of Borrower identified as guarantors on the signature pages hereto (individually, a “Guarantor” and, collectively, the “Guarantors”; and together with Borrower, individually a “Loan Party” and, collectively, the “Loan Parties”), COBANK, ACB, as Administrative Agent (“Administrative Agent”), and each of the financial institutions executing this Agreement and identified as a Lender on the signature pages hereto (collectively, the “Consenting Lenders”).

RECITALS

WHEREAS, Borrower, the Guarantors and the Lenders (as defined therein) have entered into that certain Fourth Amended and Restated Credit Agreement, dated as of December 19, 2014 (as amended, modified, supplemented, extended or restated from time to time, the “Credit Agreement”); and

WHEREAS, Borrower has requested and the Consenting Lenders, in their capacity as Requisite Lenders under the Credit Agreement, have agreed, subject to the terms and conditions provided herein, to certain consents and amendments with respect to the Loan Documents as more fully described herein.

NOW, THEREFORE, in consideration of the foregoing and the agreements set forth in this Agreement, each of Borrower, the Guarantors and the Consenting Lenders hereby agrees as follows:

SECTION 1.  Defined Terms.  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

SECTION 2.  Consent Regarding KeyTech Transaction; Release of Lien.  Borrower has advised the Lenders that it has formed a wholly owned Subsidiary, ATN Overseas Holdings, Ltd., a Bermuda limited company (“AOH”).  AOH currently is an Excluded Subsidiary and a Restricted Subsidiary.  Borrower further has advised the Lenders that it intends to contribute to AOH all of Borrower’s equity ownership interests in its existing wholly owned Subsidiary, ATN Bermuda Holdings, Ltd., a Bermuda limited company (“ABH”; such contribution, the “ABH Contribution”).  ABH currently is a Material Foreign Subsidiary (and therefore not an Excluded Subsidiary) and a Restricted Subsidiary.  Following, and as a consequence of, the ABH contribution, AOH will become a Material Foreign Subsidiary (and therefore no longer an Excluded Subsidiary) and will continue to be a Restricted Subsidiary, and ABH will become an Excluded Subsidiary (as it no longer will be a Material Subsidiary by virtue of no longer being directly owned by a Loan Party) and will continue to be a Restricted Subsidiary.  The ABH Contribution is prohibited by Subsection 3.7 of the Credit Agreement.

Amendment, Consent and Confirmation Agreement/Atlantic Tele-Network, Inc.

The ABH Contribution is the first step in a series of transactions that will result in AOH acquiring a 51% equity ownership interest in KeyTech Limited, a Bermuda limited liability company (“KeyTech”) in exchange for ABH’s 42.79% equity ownership (controlling) interest in Bermuda Digital Communications Ltd., a Bermuda limited liability company (“BDC”), and approximately $43,000,000 in cash (such acquisition, the “KeyTech Acquisition”).  BDC currently is an Excluded Subsidiary and a Restricted Subsidiary.  From the cash proceeds of the KeyTech Acquisition, KeyTech will make, declare and pay a one-time, non-pro rata cash distribution in an amount not to exceed $13,000,000 in the aggregate to certain of the shareholders of KeyTech existing prior to the KeyTech Acquisition (the “KeyTech Distribution”).  The KeyTech Distribution is prohibited by Subsection 3.5 of the Credit Agreement.

In reliance on (1) the representations and warranties of Borrower and the Guarantors contained in this Agreement and in connection with the request of Borrower for the consents and amendments provided herein and (2) the amendments and confirmations provided below, and subject to the effectiveness of this Agreement as described below, each of Administrative Agent and the Consenting Lenders consents to (i) the ABH Contribution and (ii) the KeyTech Distribution; provided that, Borrower shall have delivered to Administrative Agent original certificates evidencing 65% of the equity interests of AOH, together with undated stock powers, in form and substance reasonably acceptable to Administrative Agent.

Pursuant to Section 8.6 of the Pledge and Security Agreement, and upon satisfaction of the conditions to the effectiveness of the consent to the ABH Contribution set forth above, Administrative Agent and the Consenting Lenders acknowledge and agree that the Liens and security interest created by the Pledge and Security Agreement in and upon the Collateral consisting of Equity Interests of ABH shall be automatically released upon the consummation of the ABH Contribution and that in connection with such release Administrative Agent, at the request and expense of Borrower, will execute and deliver to Borrower such documents and instruments evidencing such release as Borrower may reasonably request.

SECTION 3.  Release of Lien Relating to Assets of Choice.  Borrower has advised the Lenders that it intends to sell the assets of Choice (the “Choice Assets”) to a direct or indirect Subsidiary of ATNI VI Holdings, LLC, a Delaware limited liability company, such sale to be in compliance with the requirements of Subsection 3.7(K) of the Credit Agreement.  Pursuant to Section 8.6 of the Pledge and Security Agreement, upon the sale of the Choice Assets in compliance with Subsection 3.7(K) of the Credit Agreement, Administrative Agent and the Consenting Lenders acknowledge and agree that the Liens and security interest created by the Pledge and Security Agreement in and upon the Collateral consisting of the Choice Assets shall be automatically released upon the consummation of such sale and that in connection with such release Administrative Agent, at the request and expense of Borrower, will execute and deliver to Borrower such documents and instruments evidencing such release as Borrower may reasonably request.

SECTION 4.  Amendments to Credit Agreement.  In reliance on the representations, warranties and affirmations of Borrower and the Guarantors contained in this Agreement and in connection with the request of Borrower for the consents and amendments provided herein and subject to the effectiveness of this Agreement as described below, the Credit Agreement is hereby amended as set forth below.

(A)                             Index of Defined Terms and Subsection 1.1(B)(ii).  Each of the Index of Defined Terms and Subsection 1.1(B)(ii) is amended by replacing the term “Maximum Aggregate Revolver Increase Amount” with the term “Maximum Aggregate Incremental Increase Amount.”

(B)                             Section 1.  Section 1 of the Credit Agreement is hereby amended by inserting a new Subsection 1.19 to read in its entirety as follows:

1.19                        Incremental Term Loans.

(A)                               Borrower may from time to time prior to the latest Maturity Date, request that term loans be made to it in accordance with this Subsection 1.19 (each, an “Incremental Term Loan”) by delivering a Notice of Incremental Term Loan Borrowing to Administrative Agent, specifying (subject to the restrictions set forth in Subsection 1.19(B)) therein (v) the amount of the Tranche of Incremental Term Loans requested (which Tranche shall be in a minimum principal amount of $25,000,000 and integral multiples of $2,500,000 in excess thereof), (w) the requested advance date of the proposed Incremental Term Loans comprising such Tranche (which shall be not less than 10 Business Days from the date of delivery of the Notice of Incremental Term Loan Borrowing (or such shorter period of time as to which Administrative Agent may agree in its sole discretion)), (x) the interest rate option(s) and the applicable margin(s) to be applicable to all Incremental Term Loans in such Tranche and any applicable unused commitment fees, (y) the amortization for all Incremental Term Loans in such Tranche, and (z) the amount of any upfront or closing fees to be paid by Borrower to the Lender(s) funding the Tranche of Incremental Term Loans requested.  Subject to the last sentence in Subsection 1.19(D), each Notice of Incremental Term Loan Borrowing delivered by Borrower shall be irrevocable and shall be binding upon all Loan Parties.

(B)                               The aggregate principal amount of all Incremental Term Loan Commitments of all Tranches of Incremental Term Loans made pursuant to this Subsection 1.19 shall not exceed the Maximum Aggregate Incremental Increase Amount.  Repayments of the principal of any Incremental Term Loans may not be reborrowed.  Each Tranche of Incremental Term Loans shall bear interest at the Base Rate or LIBOR Rate plus such applicable margin as is set forth in the Notice of Incremental Term Loan Borrowing related to such Tranche, and shall be subject to the amortization set forth in the applicable Notice of Incremental Term Loan Borrowing relating to such Tranche.  The weighted average life to maturity of any Tranche of Incremental Term Loans shall be equal to or greater than the remaining life of the Revolver Facility and the weighted average life to maturity of any then existing Incremental Term Loan Facility, determined as of the effective date of the Incremental Term Loan Commitment for such Tranche of Incremental Term Loans.  The Maturity Date of any Tranche of Incremental Term

Loans shall not be prior to the then current Maturity Date of the Revolver Facility.  Any covenant (other than with respect to mandatory repayments and prepayments) or Event of Default applicable to any Tranche of Incremental Term Loans that is more restrictive than the equivalent covenant or Event of Default set forth in this Agreement shall be deemed to be applicable to all Loans hereunder.  Notwithstanding anything to the contrary contained herein or in any other Loan Document, all Incremental Term Loans shall for all purposes be Obligations hereunder and under the Loan Documents.

(C)                               Administrative Agent shall deliver a copy of each Notice of Incremental Term Loan Borrowing to such Lenders or other Persons that qualify as an Eligible Assignee as may be determined by Administrative Agent in its reasonable discretion with the approval of Borrower or as may be specified by Borrower with the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed).  Each Lender or new lender that fails to respond to such a notice in writing in a form reasonably acceptable to Administrative Agent within the period of time provided therein (as such period may be extended at the request of Borrower with the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed)) shall be deemed to have elected not to participate in such Tranche of Incremental Term Loans.  No Lender or new lender shall have any obligation to fund any Incremental Term Loan, and any decision by a Lender or new lender to fund any Incremental Term Loan shall be made in its sole discretion independently from any other Lender or new lender.

(D)                               If in response to the offer to participate in such Tranche made by Administrative Agent pursuant to Subsection 1.19(C), Administrative Agent receives commitments from Lenders and/or from any other Person that (x) qualifies as an Eligible Assignee and (y) has agreed to become a Lender in respect of all or a portion of the applicable Incremental Term Loan (an “Additional Incremental Term Lender”), in excess of the requested Incremental Term Loan, the Administrative Agent shall, with the consent of Borrower, reduce and reallocate (within the minimum and maximum amounts specified by each such Lender or Additional Incremental Term Lender in its notice to Administrative Agent) the shares of the Incremental Term Loan of the Lenders or Additional Incremental Term Lenders willing to fund (or commit to fund) such Incremental Term Loan so that the total committed Incremental Term Loan equals the requested Incremental Term Loan.  If Administrative Agent does not receive commitments from Lenders or Additional Incremental Term Lenders in an amount sufficient to fund the requested Incremental Term Loan, Administrative Agent shall so notify Borrower and the request for such Incremental Term Loan shall either (1) if the amount of the commitments received is equal to or more than the minimum amount specified in subclause (A)(v) of this Subsection 1.19, at the election of the Borrower, either be reduced to equal the amount of the commitments received or be rescinded (in the absence of direction from Borrower, the request for such Incremental Term Loan shall be rescinded), or (2)

if the amount of the commitments received is less than the minimum amount specified in subclause (A)(v) of this Subsection 1.19, be automatically rescinded.

(E)                                An agreement to fund Incremental Term Loans (an “Incremental Term Loan Funding Agreement”) pursuant to this Subsection 1.19 shall become effective upon the receipt by Administrative Agent of an agreement in form and substance reasonably satisfactory to Administrative Agent and Borrower signed by each Loan Party, by each Additional Incremental Term Lender who has agreed to fund such Incremental Term Loans and by each existing Lender who has agreed to fund such Incremental Term Loans, setting forth the new Incremental Term Loans of such Lenders and setting forth the agreement of each Additional Incremental Term Lender, as applicable, to become a party to this Agreement as a Lender and to be bound by all the terms and provisions hereof, together with officer’s certificates and ratification agreements executed by each Loan Party, appropriate corporate authorization on the part of each Loan Party with respect to the requested Incremental Term Loan, amendments to this Agreement and any other Loan Document reasonably requested by Administrative Agent in relation to the requested Incremental Term Loan (which amendments to the Loan Documents Administrative Agent is hereby authorized to execute on behalf of the Lenders), such opinions of counsel for the Loan Parties with respect to the requested Incremental Term Loan and other assurances as Administrative Agent may reasonably request.

(F)                                 The principal of the Incremental Term Loans of each Tranche may be prepaid or repaid on such scheduled dates or such customary events (and with customary sharing and order of prepayment) and in such amounts as may be set forth in the Notice of Incremental Term Loan Borrowing for such Tranche of Incremental Term Loans, to be applied to the unpaid principal amount of the Incremental Term Loans for such Tranche for which such payment relates (for purposes of this sentence, the Administrative Agent shall determine “customary” in its reasonable determination); provided, that notwithstanding anything to the contrary contained herein, and for the avoidance of doubt, the prepayment and repayment provisions set forth in Subsection 1.7 of this Agreement (as the same was in effect on May 18, 2012) shall be deemed to be “customary” to the Administrative Agent.  Notwithstanding anything herein to the contrary, the entire outstanding principal balance of the Incremental Term Loans shall be due and payable in full in cash on the applicable Maturity Date.

(G)                               Administrative Agent shall record relevant information regarding each Tranche of Incremental Term Loans (including information with respect to Additional Incremental Term Lenders) in the Register in accordance with Subsection 8.1(C); provided, however, that failure to make any such recordation, or any error in such recordation, shall not affect Borrower’s obligations in respect of any Incremental Term Loan Commitment or Incremental Term Loan.

(H)                              The obligation of Borrower to repay the aggregate unpaid principal amount of any Incremental Term Loans made to it by each Lender, together with interest thereon, shall, at the request of the applicable Lender, be evidenced by an Incremental Term Loan Note, dated the effective date or the date of such request, as applicable, payable to the order of such Lender in a face amount equal to the Incremental Term Loan Commitment of such Lender.

(I)                                   On the date of advance of the any Incremental Term Loan, both immediately before and immediately after giving effect to such Incremental Term Loan, (1) Borrower shall be in compliance on a Pro forma Basis with Subsection 4.1, and (2) no Event of Default under clauses (A), (F) or (G) of Subsection 6.1 shall have occurred and be continuing, and Borrower shall deliver to Administrative Agent an officer’s certificate certifying to the immediately preceding clauses (1) and (2).

(J)                                   The parties agree that, notwithstanding anything to the contrary contained herein, the amendment requirements contained elsewhere herein including Subsection 9.2, shall not apply to the transactions effected pursuant to this Subsection 1.19.

(C)                             Subsection 2.12.  Subsection 2.12 of the Credit Agreement is hereby amended by adding the following text immediately after the first appearance of the text “Excluded Subsidiary” contained in the second paragraph of such Subsection:

(other than CAH Holdco).

(D)                             Subsection 3.1.  Subsection 3.1 of the Credit Agreement is hereby amended by adding a new clause (O) to read in its entirety as follows:

(O)                               the RTFC Indebtedness and the HSBC Indebtedness and any refinancing Indebtedness therefor refinanced on terms consistent with those in Subsection 3.1(F)(ii).

(E)                             Subsection 3.3.  Subsection 3.3 of the Credit Agreement is hereby amended by amending clause (N) of Subsection 3.3 to read in its entirety as follows:

(N)                               Investments in Unrestricted Subsidiaries in an aggregate amount at any time not in excess of the result of (i) $400,000,000 minus (ii) the aggregate amount of dividends, distributions and redemptions made by Borrower pursuant to clause (C) of the proviso to Subsection 3.5.

(F)                              Subsection 3.5.  Subsection 3.5 of the Credit Agreement is hereby amended by amending subclause (iii) of clause (C) of the proviso to Subsection 3.5 to read in its entirety as follows:

(iii) the aggregate amount of such dividend, distribution or redemption shall not exceed the result of (x) $125,000,000 minus (y) the sum of (I) any prior dividends, distributions or redemptions actually made or paid, or still required to be made or paid, after the Fourth Amendment and Restatement Date pursuant to this clause (C) plus (II) the aggregate amount of all Investments in Unrestricted Subsidiaries at such time in excess of $275,000,000,

(G)                            Subsection 3.7.  Subsection 3.7 of the Credit Agreement is hereby amended by amending clause (I) of Subsection 3.7 to read in its entirety as follows:

(I) the disposition by a Loan Party or any Restricted Subsidiary of the capital stock or other equity interests in any Excluded Subsidiary (other than the capital stock or other equity interests in CAH Holdco);

(H)                            Subsection 10.1. Subsection 10.1 of the Credit Agreement is hereby amended by adding or amending and restating the following definitions to read in their entirety as follows:

“Additional Incremental Term Lender” has the meaning set forth in Subsection 1.19(D).

“Base Rate Loans” means Loans (or portions thereof as permitted hereunder) accruing interest at a rate determined by reference to the Base Rate.

“CAH Holdco” means ATNI VI Holdings, LLC, a Delaware limited liability company.

“CAH Holdco Subsidiaries” means the direct and indirect Subsidiaries of CAH Holdco.

“Excluded Subsidiary” means (A) any Restricted Subsidiary whose aggregate capital contributions (calculated using fair market value as of the date of such capital contribution) from one or more of the Loan Parties in the aggregate does not exceed $10,000,000 individually or $25,000,000 in the aggregate with all other Restricted Subsidiaries excluded pursuant to this clause (A), (B) any other Restricted Subsidiary with respect to which Administrative Agent, in its sole discretion, in consultation with Borrower, determines the burden or cost or other tax consequences (including any material adverse tax consequences) of becoming a Guarantor shall be excessive in view of the benefits obtained by the Lenders therefrom, (C) any Foreign Restricted Subsidiary that is not a Material Foreign Restricted Subsidiary, (D) any Foreign Restricted Subsidiary Holding Company, (E) any Domestic Restricted Subsidiary that is a Subsidiary of a Foreign Restricted Subsidiary, (F) any Stimulus Recipient Subsidiary that is a Restricted Subsidiary, and (G) CAH Holdco and the CAH Holdco Subsidiaries.

“Facility” means, collectively, the Revolver and any Incremental Term Loan Facility.

“Hedge Agreements” means interest rate, currency or cross-currency rate swap agreements, and other similar agreements entered into by any Loan Party or any of their Restricted Subsidiaries in the ordinary course of business (and not for speculative purposes) for the principal purpose of protecting any Loan Party or any of their Restricted Subsidiaries against fluctuations in interest rate or currency exchange rates.

“HSBC” means HSBC Bank Bermuda Limited or any affiliate or assignee thereof.

“HSBC Indebtedness” means the Indebtedness incurred by KeyTech and the KeyTech Subsidiaries (i) pursuant to the HSBC Loan Documents in favor of HSBC, in an aggregate principal amount (excluding, for the avoidance of doubt, obligations with respect to interest rate protection and similar agreements) not to exceed $37,000,000 and (ii) in connection with any overdraft facilities existing as of January 11, 2016.

“HSBC Loan Agreement” means the Term Loan Facility Agreement among KeyTech, the KeyTech Subsidiaries and HSBC, dated as of September 3, 2014.

“HSBC Loan Documents” means, collectively, the HSBC Loan Agreement and the other “Loan Documents” (as defined in the HSBC Loan Agreement) and any interest rate protection and similar agreements entered into in connection therewith.

“Incremental Term Lender” means each Lender having an Incremental Term Loan Commitment with respect to any Tranche of the Incremental Term Loan Facility or who has funded or purchased all or a portion of any Incremental Term Loan with respect to any Tranche of the Incremental Term Loan Facility in accordance with the terms hereof.

“Incremental Term Loan” has the meaning specified in Subsection 1.19(A); and “Incremental Term Loans” means collectively all of the Incremental Term Loans.

“Incremental Term Loan Commitment” means, as to any Lender at any time, the amount initially set forth opposite its name in any Incremental Term Loan Funding Agreement with respect to any Tranche of the Incremental Term Loan Facility, as such commitment is thereafter assigned or modified and “Incremental Term Loan Commitments” means the aggregate Incremental Term Loan Commitments of all of the Lenders with respect to all Tranches of the Incremental Term Loan Facility.

“Incremental Term Loan Facility” means the incremental term loan facility established pursuant to Subsection 1.19.

“Incremental Term Loan Funding Agreement” has the meaning assigned to such term in Subsection 1.19(E).

“Incremental Term Loan Notes” means the promissory notes of Borrower substantially in the form of Exhibit 10.1(D) hereto evidencing any Tranche of Incremental Term Loans.

“KeyTech” means KeyTech Limited, a Bermuda limited liability company.

“KeyTech Subsidiaries” means the direct and indirect Subsidiaries of KeyTech.

“Lenders” means the Persons listed on Schedule 1.1 and any other Person that shall have become party hereto pursuant to an Assignment and Assumption including any New Revolver Lender becoming a party hereto pursuant to Subsection 1.1(B) or any Additional Incremental Term Lender becoming a party hereto pursuant to Subsection 1.19, but excluding any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.  Unless the context requires otherwise, the term “Lenders” includes the Swingline Lender.

“LIBOR Loans” means Loans (other than Swingline Loans) (or portions thereof as permitted hereunder) accruing interest at rates determined by reference to the LIBOR Rate.

“Loan Documents” means, collectively, this Agreement, the Notes, the Security Documents, any guaranty and all other instruments, documents and agreements executed and delivered concurrently herewith or at any time hereafter to or for the benefit of Administrative Agent or the Lenders in connection with the Loans and other transactions contemplated by this Agreement, all as amended, modified, supplemented, extended or restated from time to time.

“Loans” means collectively all Revolving Loans, Swing Line Loans and Incremental Term Loans or any Revolving Loan, Swing Line Loan or Incremental Term Loan, and “Loan” means the reference to any of the foregoing.

“Maturity Date” means the (A) with respect to the Revolver Facility, the Revolver Expiration Date, and (B) with respect to any Incremental Term Loan Facility, the earlier of (i) the date of acceleration of the Obligations in accordance with Subsection 6.3 and (ii) the date set forth in the corresponding Incremental Term Loan Funding Agreement, as such date may be extended in accordance with the terms of the corresponding Incremental Term Loan Funding Agreement.

“Maximum Aggregate Incremental Increase Amount” means an aggregate principal amount of the sum of (A) all increases to the Revolver Loan Commitments made pursuant to Subsection 1.1(B) plus (B) all Tranches of Incremental Term Loans made pursuant to Subsection 1.19, not to exceed the sum of (i) $200,000,000 and (ii) the aggregate amount of reductions in the Revolver Loan Commitments made pursuant to Subsection 1.6(B)(i); provided, that the sum of (y) the aggregate amount of Revolver Loan Commitments from time to time and (z) the aggregate principal amount of all Incremental Term Loans made pursuant to Subsection 1.19, shall not at any time exceed $425,000,000.

“Note” or “Notes” means one or more of the Revolver Notes, the Swingline Note and the Incremental Term Loan Notes.

“Notice of Incremental Term Loan Borrowing” means a notice of a Tranche of Incremental Term Loans meeting the requirements of Subsection 1.19.

“Notice of Revolving Facility Increase” means a facility increase notice meeting the requirements of Subsection 1.1(B).

“Permitted Encumbrances” means the following:

(A)                               Liens for taxes, assessments or other governmental charges not yet due and payable or Liens for taxes, assessments or other governmental charges due and payable if the same are being diligently contested in good faith and by appropriate proceedings and then only if and to the extent that adequate reserves therefor are maintained on the books of the Loan Parties and their respective Subsidiaries, as applicable, in accordance with GAAP;

(B)                               statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and other similar liens imposed by law, which are incurred in the ordinary course of business for sums not more than 60 days delinquent or which are being diligently contested in good faith; provided, that (i) a reserve or other appropriate provision shall have been made therefor and (ii) such Lien does not adversely affect the operation of a material line of business to which the property relates in a material manner;

(C)                               Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security (other than any Lien imposed by the Employee Retirement Income Security Act of 1974 or any rule or regulation promulgated thereunder), or to secure the performance of tenders, statutory obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) in the amount and to the extent permitted by Subsection 3.4;

(D)                               deposits and other Liens on insurance policies and the proceeds thereof made in the ordinary course of business to secure liability to insurance carriers, to the extent such liabilities are permitted by Subsection 3.1(K) or Subsection 3.4(C);

(E)                                any attachment or judgment Lien which, individually or when aggregated, does not constitute an Event of Default under Subsection 6.1(I) (whether individually or when aggregated with other such Liens);

(F)                                 easements, rights of way, restrictions and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of a material line of business of any Loan Party or any Subsidiary of a Loan Party or materially adversely affecting any material asset or material portion of the Collateral;

(G)                               Liens in favor of Administrative Agent, for the benefit of itself and Lenders;

(H)                              Liens in favor of CoBank as set forth in Subsection 2.7;

(I)                                   Liens securing purchase money security agreements and Capital Leases permitted under Subsection 3.1, provided that, such Liens do not encumber any property other than the items purchased with the proceeds of such Indebtedness or leased pursuant to such Indebtedness (and the proceeds of such property), such Liens do not secure any amounts other than amounts necessary to purchase or lease such items;

(J)                                   Liens existing on the assets of any Person that becomes a Subsidiary (or is a Subsidiary that survives a merger with such Person), or existing on assets acquired, pursuant to a Permitted Acquisition and Investment to the extent the Liens on such assets secure Indebtedness permitted by Subsection 3.1(F) or other obligations permitted by this Agreement; provided that, such Liens attach at all times only to the same assets to which such Liens attached (and after-acquired property that is affixed or incorporated into the property covered by such Lien), and secure only the same Indebtedness or obligations that such Liens secured, immediately prior to such Permitted Acquisition and Investment and any modification, replacement, refinancing, refunding, renewal or extension thereof permitted by Subsection 3.1(F);

(K)                               Liens (i) of a collecting bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business, and (iii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off);

(L)                                Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted hereunder to be applied against the purchase price for such Investment, and (ii) consisting of an agreement to sell, transfer, lease or otherwise dispose of any property in a transaction permitted hereunder, in each case, solely to the extent such Investment or sale, disposition, transfer or lease, as the case may be, would have been permitted on the date of the creation of such Lien;

(M)                            Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale or purchase of goods entered into by Borrower or any of its Subsidiaries in the ordinary course of business permitted by this Agreement;

(N)                               Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness or (ii) relating to purchase orders and other agreements entered into with customers of Borrower or any Subsidiary in the ordinary course of business;

(O)                               Liens solely on any cash earnest money deposits made by Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement arising in connection with a transaction which if consummated would constitute a Permitted Acquisition and Investment;

(P)                                 Liens securing Indebtedness permitted by Subsection 3.1(L);

(Q)                               customary restrictions in governance and similar documents relating to Joint Ventures, provided such restrictions relate solely to such Joint Venture or the Equity Interests of such Joint Venture; and

(R)                               Liens securing the RTFC Indebtedness and the HSBC Indebtedness and any refinancing Indebtedness therefor refinanced on terms consistent with those in Subsection 3.1(F)(ii).

“Pro Rata Share” means (A) with respect to the Revolver Facility as of any date of determination, the percentage obtained by dividing (i) the commitment of a Lender under the Revolver Loan Commitment by (ii) the aggregate Revolver Loan Commitment, as such percentage may be adjusted by assignments permitted pursuant to Subsection 8.1 or adjusted with respect to any Revolver Increase pursuant to Subsection 1.1(B); provided that, if the Revolver Loan Commitment is terminated pursuant to the terms hereof, in lieu of commitments, the calculation shall be based on the aggregate amount of Lender’s outstanding Revolver Loans and the aggregate amount of all outstanding Revolver Loans; and, provided that, subject to such reallocations as provided in Subsection 1.17, each Revolver Lender’s Pro Rata Share of any Letter of Credit Usage and of any Swingline Loans shall be determined by reference to such Revolver Lender’s Pro Rata Share of the Revolver Commitment, and (B) with respect to each Tranche of the Incremental Term Loan Facility as of any date of determination, (i) if any Incremental Term Loan Commitments remain in effect with respect to such Tranche, the proportion that an Incremental Term Lender’s unused Incremental Term Loan Commitments with respect to such Tranche bears to the aggregate amount of the Incremental Term Loan Commitments of all of the Incremental Term Loan Lenders for such Tranche as of such date, or (ii) if the Incremental Term Loan Commitments have been terminated or have expired with respect to such Tranche, the proportion that the outstanding principal amount of an Incremental Term Loan Lender’s Incremental Term Loans with respect to such

Tranche as of such date bears to the aggregate principal amount of all outstanding Incremental Term Loans for such Tranche as of such date.

“Requisite Lenders” means at least two Lenders (other than Defaulting Lenders and including Voting Participants) having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders (other than Defaulting Lenders); provided that such two Lenders (including Voting Participants) may not consist solely of Voting Participants who purchased their participations from the same Lender or of Voting Participants and the Lender who sold such participations to such Voting Participants.  With respect to economic changes applicable only to one of the Facilities, “Requisite Lenders” shall be calculated with respect to only the Lenders (other than any Defaulting Lender and including Voting Participants) holding Loans or Commitments of the applicable Credit Facility.

“RTFC” means Rural Telephone Finance Cooperative or any affiliate or assignee thereof.

“RTFC Indebtedness” means the Indebtedness incurred by CAH Holdco and the CAH Holdco Subsidiaries pursuant to the RTFC Loan Documents in favor of RTFC in an aggregate principal amount (excluding, for the avoidance of doubt, obligations with respect to interest rate protection and similar agreements) not to exceed $60,000,000.

“RTFC Loan Agreement” means a Loan Agreement among CAH Holdco, CAH Holdco Subsidiaries and RTFC, to be entered into in connection with CAH Holdco’s acquisition of all of the equity ownership interests of Caribbean Assets Holdings LLC.

“RTFC Loan Documents” means, collectively, the RTFC Loan Agreement and the “Other Agreements” (as defined in the RTFC Loan Agreement) and any interest rate protection and similar agreements entered into in connection therewith.

“Total Credit Exposure” means, as to any Lender at any time, the unused Revolver Commitments, the unused Incremental Term Loan Commitments, the Revolving Credit Obligations and the outstanding Incremental Term Loans of such Lender at such time.

“Tranche” means, with respect to any Incremental Term Loans, all Incremental Term Loans made on the same date pursuant to the terms of the same Notice of Incremental Term Loan Borrowing and Incremental Term Loan Funding Agreement.

SECTION 5.  No Novation.  This Agreement shall not constitute a novation of the Credit Agreement or any other Loan Document.  Except as expressly provided in this Agreement, the execution and delivery of this Agreement does not and will not amend, modify or supplement any provision of, or constitute a consent to or a waiver of any noncompliance with the provisions of, the Loan Documents, and the Loan Documents shall remain in full force and effect.

SECTION 6.  Representations and Warranties.  Each of the Loan Parties hereby represents and warrants to the Lenders as follows:

(A)                             Such Loan Party has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform this Agreement in accordance with its terms.  This Agreement has been duly executed and delivered by such Loan Party and is a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and general principles of equity.

(B)                             The execution, delivery and performance of this Agreement in accordance with its terms do not and will not, by the passage of time, the giving of notice or otherwise,

(1)                                   require any Governmental Approval (except as previously obtained) or violate any Applicable Law relating to such Loan Party;

(2)                                   materially conflict with, result in a material breach of or constitute a material default under the organizational documents of such Loan Party;

(3)                                   conflict with, result in a breach of or constitute a default under any Governmental Approval relating to such Person except as would not reasonably be expected to have a Material Adverse Effect; or

(4)                                   result in or require the creation or imposition of any Lien (except as permitted by the Loan Documents) upon or with respect to any property now owned or hereafter acquired by such Loan Party.

(C)                               The representations and warranties of such Loan Party set forth in the Loan Documents are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except for any representation or warranty limited by its terms to a specific date.

(D)                               No event shall have occurred and be continuing that constitutes an Event of Default or a Default.

SECTION 7.  Borrower Confirmations.  Borrower hereby confirms and agrees that (a) each Security Document is and shall continue to be in full force and effect, and (b) the obligations secured by each such document include any and all obligations of the Loan Parties to the Secured Parties under the Credit Agreement as amended hereby and the consents granted herein.

SECTION 8.  Guarantor Confirmations.  Each of the Guarantors hereby confirms and agrees that (a) its guarantee contained in the Credit Agreement and each Security Document to which it is a party is and shall continue to be in full force and effect, and (b) the obligations guaranteed or secured by each such applicable document include any and all obligations of the Loan Parties to the Secured Parties under the Credit Agreement as amended hereby and the consents granted herein.

SECTION 9.  Effectiveness of this Agreement.  This Agreement shall be effective only upon receipt by Administrative Agent of (i) an execution counterpart hereto signed by Borrower, each Guarantor, and the Requisite Lenders, (ii) payment by Borrower of all fees and expenses as provided in that letter, dated the date hereof, from the Administrative Agent to Borrower, and (iii) Borrower shall have delivered to Administrative Agent original certificates evidencing 100% of the equity interest of ATNI VI Holdings, LLC, a Delaware limited liability company, together with undated stock powers, in form and substance reasonably acceptable to Administrative Agent.

SECTION 10.  Costs and Expenses.  Borrower agrees to pay to Administrative Agent, on demand, all reasonable and documented out-of-pocket costs and expenses incurred by Administrative Agent, including, without limitation, the reasonable and documented fees and expenses of counsel retained by Administrative Agent, in connection with the negotiation, preparation, execution and delivery of this Agreement and all other instruments and documents contemplated hereby.

SECTION 11.  Counterparts.  This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original and shall be binding upon all parties and their respective permitted successors and assigns, and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 12.  Governed under Provisions of Loan Agreement.  This Agreement shall be governed by and shall be construed and enforced in accordance with all provisions of the Credit Agreement, including the governing law provisions thereof.

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Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

BORROWER:

ATLANTIC TELE-NETWORK, INC.

/s/ Justin D. Benincasa
Justin D. Benincasa
Chief Financial Officer and Treasurer
GUARANTORS:
COMMNET WIRELESS, LLC
COMMNET FOUR CORNERS, LLC
COMMNET MIDWEST, LLC
COMMNET OF ARIZONA, L.L.C.
GILA COUNTY WIRELESS, LLC
EXCOMM, L.L.C
SOVERNET HOLDING CORPORATION
COMMNET OF NEVADA, LLC
TISDALE NEBRASKA, LLC
TISDALE TELEPHONE COMPANY, LLC
COMMNET OF GEORGIA, LLC
ALLIED WIRELESS COMMUNICATIONS CORPORATION
CHOICE COMMUNICATIONS, LLC
COMMNET NEWCO, LLC
COMMNET OF TEXAS, LLC
ESSEXTEL, INC.
NATIONAL MOBILE COMMUNICATIONS CORPORATION

/s/ Justin D. Benincasa
Justin D. Benincasa
Treasurer

SOVERNET, INC.

/s/ Justin D. Benincasa
Justin D. Benincasa
Vice President, Chief Financial Officer and Treasurer

SAL SPECTRUM LLC
By: Atlantic Tele-Network, Inc., its Sole Member

/s/ Justin D. Benincasa
Justin D. Benincasa
Treasurer

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COBANK, ACB, as Administrative Agent and as a Lender

By:	/s/ Gary Franke
Gary Franke
Vice President

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THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ Paula J. Czach
Name: Paula J. Czach
Title: Managing Director

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FIFTH THIRD BANK, as a Lender

By:	/s/ Valerie Schanzer
Name: Valerie Schanzer
Title: Managing Director

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MUFG UNION BANK, N.A., as a Lender

By:	/s/ David Hill
Name: David Hill
Title: Director

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AGFIRST FARM CREDIT BANK, as a Voting Participant

By:	/s/ Bruce B. Fortner
Name: Bruce B. Fortner
Title: Vice President

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AMERICAN AG CREDIT, FLCA, as a Voting Participant

By:	/s/ Bradley K. Leafgren
Name: Bradley K. Leafgren
Title: Vice President

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FARM CREDIT EAST, ACA, as a Voting Participant

By:	/s/ Kerri B. Sears
Name: Kerri B. Sears
Title: Vice President

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FARM CREDIT BANK OF NEW MEXICO, FLCA, a wholly-owned subsidiary of Farm Credit of New Mexico, ACA, as a Voting Participant

By:	/s/ Gerald F. Briese
Name: Gerald F. Briese
Title: VP/ Agribusiness

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FARM CREDIT WEST, FLCA, as a Voting Participant

By:	/s/ Robert Stornetta
Name: Robert Stornetta
Title: Vice President

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FARM CREDIT BANK OF TEXAS, as a Voting Participant

By:	/s/ Nicholas King
Name: Nicholas King
Title: Vice President

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NORTHWEST FARM CREDIT SERVICES, as a Voting Participant

By:	/s/ Jeremy A. Roewe
Name: Jeremy A. Roewe
Title: Vice President